UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 20, 2010
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)
Registrant’s telephone number, including area code: (336) 294-4410
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE
     William L. Jasper, President and Chief Executive Officer, Ronald L. Smith, Vice President and Chief Financial Officer, and Roger Berrier, Executive Vice President of Sales, Marketing and Asian Operations of Unifi, Inc. (the “Registrant”) are scheduled to provide a series of investor briefings commencing on September 21, 2010. The slide package prepared for use by the executives for these presentations is attached hereto as Exhibit 99.1. All of the information presented is presented as of the date hereof, and the Registrant does not assume any obligation to update such information in the future.
     As noted in the slide package, the Registrant’s projected adjusted EBITDA for fiscal year 2011 is expected to be in the upper end of the guidance of $60 million to $65 million previously provided. In addition, the Registrant’s projected adjusted EBITDA for the first quarter of fiscal year 2011 is expected to be approximately $18 million, which exceeds the Registrant’s previous guidance of $15 million to $17 million. Information regarding non-GAAP financial measures is included on pages 43 — 45 of the slide package attached hereto as Exhibit 99.1.
     The information included in the preceding paragraphs, as well as the exhibit referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Slide Package prepared for use in connection with Registrant’s investor briefings starting on September 21, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

	By:	/s/ Charles F. McCoy Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: September 20, 2010

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Slide Package prepared for use in connection with Registrant’s investor briefings starting on September 21, 2010.